Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements are based upon the historical financial statements of Merge Healthcare Incorporated (“Merge Healthcare”), etrials Worldwide, Inc. (“etrials”) and Confirma, Inc. (“Confirma”), after giving effect to Merge Healthcare’s acquisitions of etrials and Confirma.  These acquisitions were each accounted for as a business combination using the acquisition method with Merge Healthcare identified as the acquirer.  The acquisitions were completed to enhance Merge Healthcare's capabilities, products and customer base with resources capable of expanding its presence in both existing and new markets in a cost effective manner.

On July 20, 2009, Merge Healthcare completed the acquisition of etrials for total transaction consideration of $25.1 million.  Under terms of the agreement, Merge Healthcare acquired all outstanding shares of etrials common stock for consideration per share of $0.80 in cash, without interest, and 0.3448 shares of Merge Healthcare Common Stock.

On September 1, 2009, Merge Healthcare completed the acquisition of Confirma for total transaction consideration of $16.3 million.  Under terms of the agreement, Merge Healthcare acquired all outstanding shares of Confirma for 5,422,104 shares of Merge Healthcare Common Stock.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2009 is presented as if the acquisitions of etrials and Confirma occurred on June 30, 2009.  The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2009 and the fiscal year ended December 31, 2008 are presented as if the acquisitions of etrials and Confirma had taken place on January 1, 2008 and were carried forward through to June 30, 2009 and December 31, 2008, respectively.

Merge Healthcare has not completed the detailed valuation analyses necessary to arrive at the final estimates of the fair market value of the assets to be acquired and the liabilities to be assumed in connection with these acquisitions.  For both etrials and Confirma, the preliminary allocation of the purchase price of the acquisition (“preliminary PPA”) used in these unaudited pro forma condensed consolidated financial statements is based upon Merge Healthcare’s preliminary estimates at the date of preparation of these pro forma financial statements.  As a result of the finalization of the allocations after final completion (“final PPA”), Merge Healthcare expects to make adjustments to the preliminary PPA, some of which could be material.  Differences between the preliminary PPA and the final PPA could have a material impact on Merge Healthcare’s pro forma results of operations.  Actual allocations will be based on the final appraisals of fair value of, among other things, identifiable net tangible and intangible assets and tax-related assets and liabilities, at the acquisition date.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position of Merge Healthcare that would have been recorded had the acquisitions of etrials and Confirma been completed as of the dates presented, and should not be taken as representative of future results of operations or financial position of the company.  The unaudited pro forma condensed consolidated statements of operations do not reflect the impact of any potential operational efficiencies, cost savings or economies of scale that Merge Healthcare may achieve with respect to the combined operations of Merge Healthcare, etrials and Confirma, and do not include costs directly attributable to the transactions that were not incurred as of June 30, 2009.  Based upon information available at the date of preparation of these pro forma financial statements, such costs are estimated to be $2.2 million.  The pro forma statements of operations also include adjustments to eliminate $2.0 million of non-recurring acquisition-related expenses incurred through June 30, 2009.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in the following:

•	Merge Healthcare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	Merge Healthcare’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009;

•	etrials Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	etrials’financial information for the six months ended June 30, 2009 and accompanying notes included in the Current Report on Form 8-K dated September 2, 2009; and

•
Confirma’s financial information for the fiscal years ended December 31, 2008 and 2007 and the three and six months ended June 30, 2009 and 2008 (along with accompanying notes) included in this Current Report on Form 8-K.

Unless otherwise indicated all amounts included herein other than share amounts are expressed in thousands of U.S. dollars.

Merge Healthcare Incorporated
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2009
(In thousands except for share data)

	Historical Merge Healthcare	Historical etrials	Historical Confirma	Reclass		Pro Forma Adjustments		Pro Forma Combined
ASSETS	(unaudited)	(unaudited)	(unaudited)	(Note 3)		(Note 3)
Current assets:
Cash and cash equivalents	$19,967	$5,660	$3,170	$-		$(16,100)	(H)	$12,697
Accounts receivable, net of allowance for doubtful accounts and sales returns	14,191	3,375	2,199	(1,277)	(A)	-		18,488
Inventory	169	136	366	-		-		671
Prepaid expenses	1,349	350	355	-		-		2,054
Deferred income taxes	217	-	-	-		-		217
Other current assets	1,166	10	-	1,277	(A)	-		2,453
Total current assets	37,059	9,531	6,090	-		(16,100)		36,580
Net property and equipment	1,599	1,865	1,150	(621)	(B)	-		3,993
Purchased and developed software, net of accumulated amortization	4,770	-	-	621	(B)	9,389	(I)	14,780
Customer relationships, net of accumulated amortization	2,057	-	-	-		5,440	(J)	7,497
Goodwill	1,770	-	-	-		27,129	(K)	28,899
Deferred income taxes	4,585	-	-	-		-		4,585
Investments	1,971	-	-	-		-		1,971
Other assets	50	120	306	-		570	(L)	1,046
Total assets	$53,861	$11,516	$7,546	$-		$26,428		$99,351

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$3,351	$267	$1,541	$-		$-		$5,159
Accrued wages	1,663	590	-	-		-		2,253
Restructuring accrual	549	-	-	-		-		549
Bank line of credit and other short-term debt	14,489	1,785	2,169	-		(3,717)	(M)	14,726
Other accrued liabilities	2,333	930	740	-		-		4,003
Deferred revenue	12,591	952	6,176	-		(3,450)	(N)	16,269
Total current liabilities	34,976	4,524	10,626	-		(7,167)		42,959
Long-term debt	-	99	1,055	-		(1,034)	(M)	120
Deferred income taxes	39	-	-	-		5,607	(O)	5,646
Deferred revenue	375	-	1,730	-		-		2,105
Income taxes payable	5,449	-	-	-		-		5,449
Other	122	-	-	-		-		122
Total liabilities	40,961	4,623	13,411	-		(2,594)		56,401
Shareholders' equity:
Preferred Stock	-	-	37,250	-		(37,250)	(P)	-
Common stock	563	1	280	-		(187)	(Q)	657
Common stock subscribed	26	-	-	-		-		26
Additional paid-in capital	466,023	56,441	4,341	-		(28,626)	(R)	498,179
Accumulated deficit	(455,353)	(49,549)	(47,727)	-		95,076	(S)	(457,553)
Accumulated other comprehensive income	1,641	-	(9)	-		9	(T)	1,641
Total shareholders' equity	12,900	6,893	(5,865)	-		29,022		42,950
Total liabilities and shareholders' equity	$53,861	$11,516	$7,546	$-		$26,428		$99,351

Merge Healthcare Incorporated
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six Month Period Ended June 30, 2009
(In thousands except for share data)
	Historical Merge Healthcare	Historical etrials	Historical Confirma	Reclass		Pro Forma Adjustments		Pro Forma Combined
	(unaudited)	(unaudited)	(unaudited)	(Note 3)		(Note 3)
Net sales:
Software and other	$17,704	$-	$3,136	$-		$-		$20,840
Services and maintenance	12,958	6,492	4,805	-		-		24,255
Total net sales	30,662	6,492	7,941	-		-		45,095
Cost of sales:
Software and other	2,110	-	912	-		-		3,022
Services and maintenance	4,523	3,904	684	449	(C)	(10)	(U)	9,550
Amortization	1,273	-	-	122	(D)	660	(V)	2,055
Total cost of sales	7,906	3,904	1,596	571		650		14,627
Gross margin	22,756	2,588	6,345	(571)		(650)		30,468
Operating costs and expenses:
Sales and marketing	3,498	1,647	2,326	(512)	(C)(D)	(16)	(U)	6,943
Product research and development	4,814	881	821	(188)	(D)	12	(U)	6,340
General and administrative	5,356	3,834	2,281	(1,938)	(D,E)	(199)	(U)	9,334
Acquisition-related expenses	339	-	-	1,666	(E)	(1,990)	(W)	15
Depreciation and amortization	1,094	-	-	401	(D)	317	(X)	1,812
Total operating costs and expenses	15,101	6,362	5,428	(571)		(1,876)		24,444
Operating income (loss)	7,655	(3,774)	917	-		1,226		6,024
Other income (expense):
Interest expense	(1,529)	(37)	(109)	-		125	(Y)	(1,550)
Interest income	24	39	19	-		-		82
Other, net	(2,819)	(69)	18	-		-		(2,870)
Total other income (expense)	(4,324)	(67)	(72)	-		125		(4,338)
Income (loss) before income taxes	3,331	(3,841)	845	-		1,351		1,686
Income tax expense	43	-	-	-		-		43
Net income (loss)	$3,288	$(3,841)	$845	$-		$1,351		$1,643
Net income (loss) per share - basic	$0.06							$0.03
Weighted average number of common shares outstanding - basic	56,291,586					9,364,836	(AD)	65,656,422

Net income (loss) per share - diluted	$0.06							$0.02
Weighted average number of common shares outstanding - diluted	57,513,818					9,364,836	(AD)	66,878,654

Merge Healthcare Incorporated
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2008
(In thousands except for share data)

	Historical Merge Healthcare	Historical etrials	Historical Confirma	Reclass		Pro Forma Adjustments		Pro Forma Combined
				(Note 3)		(Note 3)
Net sales:
Software and other	$27,561	$-	$16,788	$-		$-		$44,349
Services and maintenance	29,174	16,242	1,356	-		-		46,772
Total net sales	56,735	16,242	18,144	-		-		91,121
Cost of sales:
Software and other	5,121	-	6,030	-		-		11,151
Services and maintenance	11,672	11,022	-	2,775	(F)	(20)	(Z)	25,449
Amortization and impairment	3,279	-	-	283	(G)	1,281	(AA)	4,843
Total cost of sales	20,072	11,022	6,030	3,058		1,261		41,443
Gross margin	36,663	5,220	12,114	(3,058)		(1,261)		49,678
Operating costs and expenses:
Sales and marketing	9,313	4,736	8,880	(2,937)	(F)(G)	(66)	(Z)	19,926
Product research and development	13,240	2,102	3,174	(375)	(G)	(17)	(Z)	18,124
General and administrative	20,461	6,385	4,611	(549)	(G)	(1,694)	(Z)	29,214
Goodwill and trade name impairment, restructuring and other expenses	11,816	8,011	-	-		-		19,827
Depreciation, amortization and impairment	3,530	-	-	803	(G)	634	(AB)	4,967
Total operating costs and expenses	58,360	21,234	16,665	(3,058)		(1,143)		92,058
Operating income (loss)	(21,697)	(16,014)	(4,551)	-		(118)		(42,380)
Other income (expense):
Interest expense	(1,750)	(120)	(440)	-		512	(AC)	(1,798)
Interest income	268	350	124	-		-		742
Other, net	(564)	(33)	(307)	-		-		(904)
Total other income (expense)	(2,046)	197	(623)	-		512		(1,960)
Income (loss) before income taxes	(23,743)	(15,817)	(5,174)	-		394		(44,340)
Income tax expense	(60)	-	-	-		-		(60)
Net income (loss)	$(23,683)	$(15,817)	$(5,174)	$-		$394		$(44,280)
Net income (loss) per share - basic	$(0.51)							$(0.79)
Weighted average number of common shares outstanding - basic	46,717,546					9,364,836	(AD)	56,082,382

Net income (loss) per share - diluted	$(0.51)							$(0.79)
Weighted average number of common shares outstanding - diluted	46,717,546					9,364,836	(AD)	56,082,382

Note 1.	Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of Merge Healthcare, etrials and Confirma after giving effect to the cash paid and the stock issued by Merge Healthcare to consummate the acquisitions, as well as certain reclassifications and pro forma adjustments.

The unaudited pro forma condensed consolidated balance sheet assumes that the acquisitions of etrials and Confirma occurred on June 30, 2009.  The pro forma condensed consolidated balance sheet combines the historical balances of Merge Healthcare, etrials and Confirma as of June 30, 2009, plus reclassifications and pro forma adjustments.

The unaudited pro forma condensed consolidated statements of operations assume that the acquisitions of etrials and Confirma occurred on January 1, 2008.  The pro forma condensed consolidated statements of operations combine the historical results of Merge Healthcare, etrials and Confirma for the year ended December 31, 2008 and for the six months ended June 30, 2009, respectively, plus reclassifications and pro forma adjustments.

The unaudited pro forma condensed consolidated financial statements assume that these acquisitions are accounted for using the acquisition method of accounting for business combinations and represent the current pro forma information based upon available information of the combining companies’ results of operations during the periods presented.  As of the date of this document, Merge Healthcare has not completed the detailed valuation studies that are necessary to arrive at the required estimates of the fair market value of the assets to be acquired and liabilities to be assumed and the related allocations of the purchase price.  However, Merge Healthcare has made certain adjustments to the historical book values of the assets and liabilities of etrials and Confirma, based on currently available information, to reflect certain preliminary estimates of the fair values, in preparing unaudited pro forma condensed consolidated financial data.  The preliminary PPA assigns values to certain identifiable intangible assets, including customer relationships, and acquired technology.  Actual results may differ from this unaudited pro forma condensed consolidated information as preliminary estimates, based on available information and certain assumptions that we believe are reasonable, are revised, detailed valuation studies necessary to finalize the required final PPA are completed, and any necessary conforming accounting policy changes are identified.  Accordingly, the final PPA may differ materially from the preliminary PPA and the unaudited pro forma combined amounts presented herein.

The unaudited pro forma condensed consolidated financial data are presented for informational purposes only and are not necessarily indicative of the results of operations or financial position for future periods or the results that actually would have been realized had the acquisitions described above been consummated as of June 30, 2009 (for the pro forma balance sheet) or January 1, 2008 (for the pro forma statements of operations).

Note 2.	Purchase Price and Preliminary Purchase Price Allocation

The total purchase price paid as consideration for all outstanding shares of etrials was $25,078 (as further detailed below), and includes the cash and stock consideration paid to etrials restricted stock award holders as well as option holders with vested in-the-money shares that elected to exercise such options with a “cashless” exercise prior to the acquisition date, and, therefore, received the merger consideration.

The total purchase price paid as consideration for all outstanding shares of Confirma was $16,321.  As indicated in the Current Report on Form 8-K filed on August 10, 2009, total purchase consideration was originally estimated at $22,000.  The $5,679 difference is due to a $2,079 reduction in escrow to adjust for a deficit in the closing date cash balance, as defined in the merger agreement, and a decrease in the per share price of Merge Healthcare’s stock at the closing date, which resulted in a $3,600 reduction of consideration.

The components of the purchase price are set forth in the following table:

	etrials	Confirma	Total

Cash consideration paid	$9,149	$-	$9,149
Share consideration based on issuance of 3,942,732 and 5,422,104 shares of Merge Healthcare Common Stock at a price per share of $4.04 and $3.01, respectively	15,929	16,321	32,250
Preliminary purchase price	$25,078	$16,321	$41,399

The purchase price will be allocated to tangible and identifiable intangible assets acquired and liabilities assumed, based on their estimated fair values as of the respective acquisition dates (July 20, 2009 for etrials and September 1, 2009 for Confirma).  The excess of the purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill.  Based upon a preliminary valuation, the preliminary purchase price for these transactions would be allocated as set forth in the following table:

	etrials	Confirma	Total

Current assets	$9,531	$6,090	$15,621
Non-current assets	1,364	1,456	2,820
Intangible assets	7,620	8,400	16,020
Goodwill	13,853	13,276	27,129
Total assets acquired	32,368	29,222	61,590
Liabilities assumed	(7,290)	(12,901)	(20,191)
Net assets acquired	$25,078	$16,321	$41,399

The preliminary allocation of the purchase price is based upon management’s estimates.  These estimates and assumptions are subject to change upon final valuation.

Deferred Revenues:  For the purpose of these pro forma condensed consolidated statements only, the carrying value of deferred revenue of etrials has been assumed to approximate its fair value, primarily due to the fact that customers of etrials generally have the ability to terminate contracts on 30 days notice to etrials.  The carrying value of deferred revenue of Confirma has been reduced by $3,450 based on our preliminary valuation.

Cash and other net tangible assets/liabilities:  Cash and other net tangible assets were recorded at their respective carrying amounts and, for the purpose of these unaudited pro forma condensed consolidated statements only, the carrying value of these assets/liabilities have been assumed to approximate their fair values and should be treated as preliminary values.

Goodwill:  Goodwill represents the excess of the preliminary purchase price over the estimated fair value of tangible and identifiable intangible assets acquired.  Goodwill includes amounts assignable to acquired workforce which are also intangible assets not subject to amortization.

In-Progress Research and Development:  In-progress R&D costs are capitalized developed software costs for products that have not reached technological feasibility.  These costs are not currently subject to amortization.

Identifiable intangible assets subject to amortization:  Identifiable intangible assets acquired that are subject to amortization include developed software, customer relationships and trade names.  Developed software is comprised of products that have reached technological feasibility.  Customer relationships represent the value of underlying relationships and agreements with customers.  Trade names represent the fair value of marketing-related acquired assets.

The fair value of intangible assets is based on management’s preliminary valuation, and is subject to change based on review by independent valuation professionals.

	etrials	Confirma	Total

Total Consideration	$25,078	$16,321	$41,399
Allocation of purchase price:
Current assets	9,531	6,090	15,621
Non-current assets	1,364	1,456	2,820
Liabilities assumed	(4,623)	(9,961)	(14,584)
Unallocated purchase price	$18,806	$18,736	$37,542

Preliminary allocation to identified intangibles and goodwill:
Proprietary Technology	3,950	5,300	9,250
In-Progress R&D	760	-	760
Customer Relationships	2,640	2,800	5,440
Trade Names	270	300	570
Deferred Tax Liability	(2,667)	(2,940)	(5,607)
Goodwill (including acquired workforce)	13,853	13,276	27,129
	$18,806	$18,736	$37,542

Estimated useful lives for the purposes of these pro forma statements are set forth in the following table:

	Years
Estimated useful lives of identified intangible assets:	etrials	Confirma
Proprietary Technology	7.0	5.3
In-Progress R&D	-	-
Customer Relationships	10.0	9.5
Trade Names	6.0	10.0
Goodwill	Indefinite	Indefinite

The intangible assets subject to amortization are being amortized on a straight line basis, which is consistent with Merge Healthcare’s historical treatment of such assets.

Deferred Tax Balances:  As of December 31, 2008 etrials and Confirma each had deferred tax assets that were subject to a full valuation allowance, including deferred tax assets relating to domestic federal net operating loss (NOL) carryforwards of approximately $14,000 and $14,700, respectively.  Internal Revenue Code Section 382 imposes substantial restrictions on the utilization of these NOLs in the event of an “ownership change” of the corporation.  Merge Healthcare has currently not assessed its ability to utilize these tax attributes prior to their expiration.  For the purposes of these pro forma statements, the deferred tax liability arising from the acquisition of identifiable intangible assets has been estimated using a statutory tax rate of 35%.  The final valuation of the deferred tax assets is expected to have a material impact on the preliminary PPA and may result in a material change in the above indicated amount of goodwill.

Pre-acquisition contingencies:  Merge Healthcare has currently not identified any material pre-acquisition contingencies where a liability is probable and the amount of the liability can be reasonably estimated.  If information becomes available prior to the end of the purchase price measurement period, which would indicate that a liability which existed at the acquisition date is probable and the amount can be reasonably estimated, such items will be included in the purchase price allocation and result in additional goodwill.

Note 3.	Reclassifications and Pro Forma Adjustments

The following reclassifications have been reflected in the unaudited pro forma condensed consolidated financial statements:

(A)	To reclassify etrials unbilled accounts receivable to other assets to conform to Merge Healthcare’s presentation.

(B)	To reclassify etrials capitalized internal software development costs to conform to Merge Healthcare’s presentation.

(C)	To reclassify Confirma’s direct costs for installation and training to conform to Merge Healthcare’s presentation.

(D)	To reclassify amortization and depreciation to conform to Merge Healthcare’s presentation for the period presented as set forth in the following table:

	For the Six Months Ended June 30, 2009
	etrials	Confirma	Total
Cost of sales:
Software and other	$-	$-	$-
Services and maintenance	-	-	-
Amortization	122	-	122
Total cost of sales	122	-	122
Gross margin	(122)	-	(122)
Operating costs and expenses:
Sales and marketing	(63)	-	(63)
Product research and development	(188)	-	(188)
General and administrative	(37)	(235)	(272)
Restructuring and other expenses	-	-	-
Depreciation and amortization	166	235	401
Total operating costs and expenses	$(122)	$-	$(122)

(E)	To reclassify acquisition-related expenses to conform to Merge Healthcare's presentation for the period presented.

(F)	To reclassify Confirma’s direct costs for installation, training and product support to conform to Merge Healthcare’s presentation.

(G)	To reclassify amortization and depreciation to conform to Merge Healthcare’s presentation for the period presented as set forth in the following table:

	For the Year Ended December 31, 2008
	etrials	Confirma	Total
Cost of sales:
Software and other	$-	$-	$-
Services and maintenance	-	-	-
Amortization	283	-	283
Total cost of sales	283	-	283
Gross margin	(283)	-	(283)
Operating costs and expenses:
Sales and marketing	(162)	-	(162)
Product research and development	(375)	-	(375)
General and administrative	(84)	(465)	(549)
Goodwill and trade name impairment, restructuring and other expenses	-	-	-
Depreciation and amortization	338	465	803
Total operating costs and expenses	$(283)	$-	$(283)

The following adjustments have been reflected in the unaudited pro forma condensed consolidated balance sheet:

(H)
To record the total cash consideration paid by Merge Healthcare upon the consummation of the acquisitions, the repayment of loans and lines of credit, and the payment of non-recurring acquisition-related transaction costs not incurred as of June 30, 2009 as set forth in the following table:

	etrials	Confirma	Total

Cash consideration paid by Merge Healthcare	$(9,149)	$-	$(9,149)
Repayment of loans and lines of credit	(1,791)	(2,960)	(4,751)
Estimated remaining non-recurring acquisition-related expenses	(1,000)	(1,200)	(2,200)
	$(11,940)	$(4,160)	$(16,100)

(I)	To record the preliminary valuation of purchased and developed software as set forth in the following table:

	etrials	Confirma	Total

Proprietary technology	$3,950	$5,300	$9,250
In-Progress R&D	760	-	760
Elimination of historical capitalized software development costs	(621)	-	(621)
	$4,089	$5,300	$9,389

(J)	To record the preliminary valuation of customer relationships.

(K)	To record the preliminary valuation of goodwill.

(L)	To record the preliminary valuation of trade names.

(M)	To record repayment of lines of credit and loans based on terms of the agreements.

(N)	To record the estimated adjustment to the acquired deferred revenue balance of Confirma.

(O)	To record the estimated deferred tax liability on identified intangible assets at a statutory tax rate of 35%.

(P)	To record the elimination of the preferred stock of Confirma.

(Q)	To record the Merge Healthcare common stock issued as part of the acquisition consideration, and to eliminate the common stock of etrials and Confirma:

	etrials	Confirma	Total
To record the issuance of 3,942,732 and 5,422,104 Merge Healthcare shares in connection with the acquisitions of etrials and Confirma, respectively	$39	$55	$94
To eliminate the common stock	(1)	(280)	(281)
	$38	$(225)	$(187)

(R)	To record the additional paid-in capital (“APIC”) related to the Merge Healthcare common stock issued as part of the acquisition consideration, and to eliminate the APIC of etrials and Confirma:

	etrials	Confirma	Total
To record the APIC related to the issuance of 3,942,732 and 5,422,104Merge Healthcare shares in connection with the acquisitions of etrials and Confirma, respectively	$15,890	$16,266	$32,156
To eliminate the historical APIC in connection with the acquisitions	(56,441)	(4,341)	(60,782)
	$(40,551)	$11,925	$(28,626)

(S)	To record the elimination of the accumulated deficits of etrials and Confirma and to record Merge Healthcare’s estimated non-recurring acquisition-related transaction costs:

	etrials	Confirma	Total
To eliminate the accumulated deficit	$49,549	$47,727	$97,276
Estimated remaining non-recurring acquisition-related expenses	(1,000)	(1,200)	(2,200)
	$48,549	$46,527	$95,076

(T)	To record the elimination of Confirma’s foreign currency translation adjustment.

The following adjustments have been reflected in the unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2009:

(U)	To record elimination of stock-based compensation expense of etrials and Confirma.

(V)
To record amortization related to the purchased and developed software recognized at the time of the acquisitions of etrials and Confirma and eliminate the historical amortization of developed software:

	etrials	Confirma	Total
To eliminate the historical intangible asset amortization	$(122)	$-	$(122)
Amortization of acquired intangible assets	282	500	782
	$160	$500	$660

(W)	To record the elimination of non-recurring acquisition-related expenses.

(X)	To record amortization related to the customer relationships and trade names recognized at the time of the acquisitions of etrials and Confirma:

	etrials	Confirma	Total
Amortization of customer relationships	$132	$147	$279
Amortization of trade names	23	15	38
	$155	$162	$317

(Y)	To record the elimination of interest expense as a result of the repayment of the borrowings of etrials and Confirma.

The following adjustments have been reflected in the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2008:

(Z)	To record elimination of stock-based compensation expense of etrials and Confirma.

(AA)	To record amortization related to the purchased and developed software recognized at the time of the acquisitions of etrials and Confirma and eliminate the historical amortization developed software:

	etrials	Confirma	Total
To eliminate the historical intangible asset amortization	$(283)	$-	$(283)
Amortization of acquired intangible assets	564	1,000	1,564
	$281	$1,000	$1,281

(AB)	To record amortization related to the customer relationships and trade names recognized at the time of the acquisitions of etrials and Confirma:

	etrials	Confirma	Total
Amortization of customer relationships	$264	$295	$559
Amortization of trade names	45	30	75
	$309	$325	$634

(AC)	To record the elimination of interest expense as a result of the repayment of the borrowings of etrials and Confirma.

The following adjustment is reflected in the unaudited pro forma condensed consolidated statements of operations for both the six months ended June 30, 2009 and the year ended December 31, 2008:

(AD)	To record the issuance of Merge Healthcare common stock in connection with the acquisitions, and assumes such shares are outstanding during the entire period presented.